Webb & Company, P.A.
Certified Public Accountants

August 6, 2008

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE: CX2 Technologies, Inc.

File Ref. No. 0-52396

We have read the statements of CX2 Technologies, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated August 6, 2008 and agree with such statements as they pertain to our firm.

Regards,

Webb & Company, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

1501 Corporate Drive, Suite 150 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com